The attached document contains updated structural and collateral information reflecting (i) a change in the classification of the Westfield Centro Portfolio mortgage loan (identified as Loan No. 1 in Annex A-1 to the free writing prospectus, dated June 9, 2006) from an amortizing mortgage loan (based on a
30-year amortization term) to a mortgage loan that is interest-only until its maturity date and (ii) the movement of certain mortgage loans (Loan Nos. 54,
110, 119, 165, 204, 205, 223 and 260 in Annex A-1 to the free writing prospectus, dated June 9, 2006) from Loan Group 2 to Loan Group 1.

This announcement (which includes only the attached file) shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities referenced in this announcement in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The distribution of materials relating to the offering, and the transactions contemplated by the offering, may be restricted by law in certain jurisdictions.
If materials relating to the offering come into your possession, you are required by the Issuer to inform yourself of and to observe all of these restrictions. The materials relating to the offering do not constitute, and may not be used in connection with, an offer or solicitation in any place where offers or solicitations are not permitted by law. If a jurisdiction requires that the offering be made by a licensed broker or dealer and the underwriters or any affiliate of the underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by the underwriters or such affiliate on behalf of the Issuer in this jurisdiction.

THIS ANNOUNCEMENT IS NOT TO BE FORWARDED OR DISTRIBUTED TO ANY OTHER PERSON AND
IS NOT TO BE REPRODUCED IN ANY MANNER WHATSOEVER. ANY FURTHER FORWARDING,
DISTRIBUTION OR REPRODUCTION OF THIS ANNOUNCEMENT IN WHOLE OR IN PART IS
UNAUTHORIZED. FAILURE TO COMPLY WITH THIS DIRECTIVE MAY RESULT IN A VIOLATION OF
THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED.

A registration statement relating to these securities has been filed with the
Securities and Exchange Commission and is effective. Any offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance. An indication of interest in response to this announcement will involve no obligation or commitment of any kind.

You should not reply to this announcement. Any reply e-mail communications, including those you generate by using the "Reply" function on your e-mail software, will be ignored or rejected.

This material is for your information, and none of J.P. Morgan Securities Inc.,
Nomura Securities International, Inc., LaSalle Financial Services, Inc., Capmark
Securities Inc., EHY Securities (USA), LLC, Deutsche Bank Securities and
Wachovia Capital Markets, LLC (collectively, the "Underwriters") are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor, J.P. Morgan Chase Commercial Mortgage Securities Corp. has filed a registration statement (including a prospectus) with the SEC (SEC File No.
333-130786) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 866-400-7834 or by emailing
Avinash Bappanad at bappanad_avinash@jpmorgan.com.

The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of offered certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles"
generated by us, will not create binding contractual obligations for you or us.
As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the offered certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this free writing prospectus. This free writing prospectus is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this free writing prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this free writing prospectus. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this free writing prospectus. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE
UNDERWRITERS AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES.
THE UNDERWRITERS ARE NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE
PROPOSED TRANSACTION.

    INFORMATION IN THESE MATERIALS MAY BE AMENDED OR COMPLETED PRIOR TO SALE

JUNE 12, 2006                                                    JPMCC 2006-LDP7

                                     UPDATED
                      STRUCTURAL AND COLLATERAL INFORMATION

                                   ----------

                                 $3,639,974,000
                                  (Approximate)

                J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES
                                 TRUST 2006-LDP7
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP7

                                   ----------

                            JPMORGAN CHASE BANK, N.A.
                              CAPMARK FINANCE INC.
                        LASALLE BANK NATIONAL ASSOCIATION
                          EUROHYPO AG, NEW YORK BRANCH
                          NOMURA CREDIT & CAPITAL, INC.
                              Mortgage Loan Sellers

JPMORGAN                LASALLE FINANCIAL SERVICES, INC.                  NOMURA

CAPMARK SECURITIES INC.                                EHY SECURITIES (USA), LLC

DEUTSCHE BANK SECURITIES                                     WACHOVIA SECURITIES

This material is for your information, and none of J.P. Morgan Securities Inc.,
Nomura Securities International, Inc., LaSalle Financial Services, Inc., Capmark
Securities Inc., EHY Securities (USA), LLC, Deutsche Bank Securities and
Wachovia Capital Markets, LLC (collectively, the "Underwriters") are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor, J.P. Morgan Chase Commercial Mortgage Securities Corp. has filed a registration statement (including a prospectus) with the SEC (SEC File No.
333-130786) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 866-400-7834 or by emailing
Avinash Bappanad at bappanad_avinash@jpmorgan.com.

The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of offered certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles"
generated by us, will not create binding contractual obligations for you or us.
As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the offered certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this free writing prospectus. This free writing prospectus is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this free writing prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this free writing prospectus. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this free writing prospectus.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE
ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT
ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                                  KEY FEATURES
--------------------------------------------------------------------------------

CO-LEAD MANAGERS:       J.P. Morgan Securities Inc. (Joint Bookrunner)
                        Nomura Securities International, Inc. (Joint Bookrunner)
                        LaSalle Financial Services, Inc.

CO-MANAGERS:            Capmark Securities Inc., EHY Securities (USA), LLC,
                        Deutsche Bank Securities, Inc. and Wachovia Capital
                        Markets, LLC

MORTGAGE LOAN SELLERS:  JPMorgan Chase Bank, N.A. (25.5%), Capmark Finance Inc.
                        (29.8%), LaSalle Bank National Association (17.4%),
                        Eurohypo AG, New York Branch (13.9%) and Nomura Credit
                        & Capital Inc. (13.4%)

MASTER SERVICERS:       Wachovia Bank, National Association with respect to
                        39.4% of the cut-off date principal balance of the
                        mortgage loans and Capmark Finance Inc. with respect to
                        60.6% of the cut-off date principal balance of the
                        mortgage loans

SPECIAL SERVICER:       LNR Partners, Inc.

TRUSTEE/PAYING AGENT:   Wells Fargo Bank, N.A./LaSalle Bank National
                        Association

RATING AGENCIES:        Moody's Investors Service, Inc./ Standard &
                        Poor's/Fitch Inc.

PRICING DATE:           On or about June 22, 2006

CLOSING DATE:           On or about June 29, 2006

CUT-OFF DATE:           With respect to each mortgage loan, the related due
                        date of such mortgage loan in June 2006, or with
                        respect to those loans that were originated in May 2006
                        and have their first payment date in July 2006, June 1,
                        2006, or with respect to those mortgage loans that were
                        originated in June 2006 and have their first payment
                        date after June 2006, the origination date of that
                        mortgage loan

DISTRIBUTION DATE:      15th of each month, or if the 15th day is not a
                        business day, on the next succeeding business day,
                        beginning in July 2006

PAYMENT DELAY:          14 days

TAX STATUS:             REMIC and with respect to the Class A-3FL Certificates,
                        a grantor trust in respect of the beneficial interest
                        in the swap contract and related regular interest

ERISA CONSIDERATION:    It is expected that the Offered Certificates will be
                        ERISA eligible

OPTIONAL TERMINATION:   1.0% (Clean-up Call)

MINIMUM DENOMINATIONS:  $10,000 with respect to each class of Certificates
                        (other than the Class X-1 and X-2 Certificates) and
                        with respect to the Class X-1 and Class X-2
                        Certificates, $1,000,000

SETTLEMENT TERMS:       DTC, Euroclear and Clearstream Banking

OFFERED CERTIFICATES:   Classes A-1, A-2, A-3A, A-3FL, A-3B, A-4, A-5, A-SB,
                        A-1A, X-1, X-2, A-M, A-J, B, C and D

--------------------------------------------------------------------------------
                           COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

COLLATERAL CHARACTERISTICS                                    MORTGAGE LOANS     LOAN GROUP 1   LOAN GROUP 2
--------------------------                                    --------------   --------------   ------------

AGGREGATE OUTSTANDING PRINCIPAL BALANCE                       $3,940,432,158   $3,588,712,933   $351,719,225
NUMBER OF MORTGAGE LOANS                                                 269              223             46
NUMBER OF MORTGAGED PROPERTIES                                           329              276             53
AVERAGE MORTGAGE LOAN PRINCIPAL BALANCES                         $14,648,447      $16,092,883     $7,646,070
AVERAGE MORTGAGE PROPERTY PRINCIPAL BALANCES                     $11,976,997      $13,002,583     $6,636,212
WEIGHTED AVERAGE MORTGAGE RATE                                     5.911879%        5.910455%      5.926408%
WEIGHTED AVERAGE DEBT SERVICE COVERAGE RATIO                           1.39x            1.40x          1.26x
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO                                   71.5%            71.5%          71.9%
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO AS OF THE MATURITY (1)            66.5%            66.5%          64.0%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (2)                   114 months       113 months     120 months
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (3)                   351 months       349 months     354 months
WEIGHTED AVERAGE SEASONINGS                                         2 months         2 months       1 months
TEN LARGEST MORTGAGE LOANS                                             36.1%            39.6%          57.1%
% OF LOANS WITH ADDITIONAL DEBT                                        18.8%            19.2%          14.8%
% OF LOANS WITH SINGLE TENANT                                          12.6%            13.8%           0.0%

----------
(1)  Excludes the fully amortizing mortgage loans.

(2)  Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

(3)  Excludes mortgage loans that are interest-only for the entire term.

                                     2 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                        APPROXIMATE SECURITIES STRUCTURE
--------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES
------------------------

          EXPECTED RATINGS    APPROXIMATE FACE     CREDIT SUPPORT      EXPECTED WEIGHTED    EXPECTED PAYMENT
CLASS   (MOODY'S/S&P/FITCH)       AMOUNT(1)      (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)       WINDOW(3)
------------------------------------------------------------------------------------------------------------

A-1       Aaa / AAA / AAA         $95,141,000         30.000%                 2.66            7/06 - 12/10
A-2       Aaa / AAA / AAA        $255,782,000         30.000%                 4.90             1/11 - 7/11
A-3A       Aaa /AAA/ AAA          $87,500,000         30.000%                 6.74            12/12 - 6/13
A-3FL     Aaa / AAA / AAA         $87,500,000         30.000%                 6.74            12/12 - 6/13
A-3B      Aaa / AAA / AAA         $94,109,000         30.000%                 7.28             6/13 - 1/14
A-4       Aaa / AAA / AAA      $1,116,258,000         30.000%                 9.64             8/15 - 5/16
A-5       Aaa / AAA / AAA        $500,000,000         30.000%                 9.89             5/16 - 6/16
A-SB      Aaa / AAA / AAA        $170,293,000         30.000%                 6.92            12/10 - 8/15
A-1A      Aaa / AAA / AAA        $351,719,000         30.000%                 9.38             7/06 - 6/16
X-1       Aaa / AAA / AAA      $3,940,432,158           N/A                    N/A                 N/A
X-2       Aaa / AAA / AAA      $3,855,926,000           N/A                    N/A                 N/A
A-M       Aaa / AAA / AAA        $394,043,000         20.000%                 9.96             6/16 - 6/16
A-J       Aaa / AAA / AAA        $310,309,000         12.125%                 9.96             6/16 - 6/16
B          Aa2 / AA / AA          $78,809,000         10.125%                 9.96             6/16 - 6/16
C         Aa3 / AA- / AA-         $44,330,000          9.000%                10.01             6/16 - 7/16
D            A2 / A / A           $54,181,000          7.625%                10.04             7/16 - 7/16

PRIVATELY OFFERED CLASSES
-------------------------

           EXPECTED RATINGS   APPROXIMATE FACE     CREDIT SUPPORT      EXPECTED WEIGHTED    EXPECTED PAYMENT
CLASS    (MOODY'S/S&P/FITCH)      AMOUNT(1)      (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)       WINDOW(3)
------------------------------------------------------------------------------------------------------------

E           A3 / A- / A-         $39,404,000           6.625%                 N/A                  N/A
F        Baa1 / BBB+ / BBB+      $49,255,000           5.375%                 N/A                  N/A
G         Baa2 / BBB / BBB       $39,405,000           4.375%                 N/A                  N/A
H        Baa3 / BBB- / BBB-      $44,330,000           3.250%                 N/A                  N/A
J         Ba1 / BB+ / BB+        $14,776,000           2.875%                 N/A                  N/A
K          Ba2 / BB / BB         $14,777,000           2.500%                 N/A                  N/A
L         Ba3 / BB- / BB-        $19,702,000           2.000%                 N/A                  N/A
M           B1 / NR / NR          $4,926,000           1.875%                 N/A                  N/A
N           B2 / NR / NR         $14,776,000           1.500%                 N/A                  N/A
P           B3 / NR / NR         $14,777,000           1.125%                 N/A                  N/A
NR          NR / NR / NR         $44,330,158             N/A                  N/A                  N/A

(1)  Approximate, subject to a permitted variance of plus or minus 10%.

(2)  The credit support percentages set forth for Class A-1, Class A-2, Class
     A-3A, Class A-3FL, Class A-3B, Class A-4, Class A-5, Class A-SB and Class
     A-1A certificates are represented in the aggregate.

(3)  The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity
     Considerations-Weighted Average Life" in the free writing prospectus supplement, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

                                     3 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o    For the purposes of making distributions to the Class A-1, A-2, A-3A, A-3B,
     A-4, A-5, A-SB and A-1A Certificates and the Class A-3FL Regular Interest,
     the pool of mortgage loans will be deemed to consist of two loan groups
     ("Loan Group 1" and "Loan Group 2"). Generally, interest and principal distributions on the Class A-1, A-2, A-3A, A-3B, A-4, A-5, and A-SB
     Certificates and the Class A-3FL Regular Interest will be based on amounts available relating to Loan Group 1 and interest and principal distributions on the Class A-1A Certificates will be based on amounts available relating to Loan Group 2.

o    Interest payments will be made concurrently to the Class A-1, A-2, A-3A,
     A-3B, A-4, A-5 and A-SB Certificates and the Class A-3FL Regular Interest
     (pro rata to the Class A-1, A-2, A-3A, A-3B, A-4, A-5 and A-SB Certificates
     and the Class A-3FL Regular Interest (and the fixed interest payment on the
     Class A-3FL Regular Interest will be converted under a swap contract to a floating interest payment to the Class A-3FL Certificates as described in the free writing prospectus) from Loan Group 1, and to the Class A-1A
     Certificates from Loan Group 2, the foregoing classes, collectively, the
     "Class A Certificates"), Class X-1 and X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and X-2 Certificates), interest will be paid to the Class A-M
     Certificates and then interest will be paid sequentially to the Class A-J,
     B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates.

o    The pass-through rates on the Class A-1, A-2, A-3A, A-3B, A-4, A-5, A-1A,
     A-SB, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates
     and the Class A-3FL Regular Interest will equal one of (i) a fixed rate,
     (ii) the weighted average of the net mortgage rates on the mortgage loans
     (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause
     (ii) above and (iv) the rate described in clause (ii) above less a specified percentage. In the aggregate, the Class X-1 and Class X-2
     Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates.

o    The pass-through rate on the Class A-3FL Certificates will be based on
     LIBOR plus a specified percentage, provided, that interest payments required to be made under the swap contract are subject to reduction as described in the free writing prospectus, with any such reductions resulting in a corresponding reduction in the interest payable to the Class
     A-3FL Certificates. The initial LIBOR rate will be determined 2 LIBOR business days prior to the Closing Date and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the Class A-3FL accrual period. Under certain circumstances described in the free writing prospectus, the pass-through rate for the Class A-3FL Certificates may convert to a fixed rate. See "Description of the Swap Contract -- The Swap
     Contract" in the free writing prospectus. There may be special requirements under ERISA for purchasing the Class A-3FL Certificates. See "Certain ERISA
     Considerations" in the free writing prospectus.

o    All Classes, except for the Class A-3FL Certificates, will accrue interest on a 30/360 basis. The Class A-3FL Certificates will accrue interest on an actual/360 basis; provided that if the pass-through rate for the Class
     A-3FL Certificates converts to a fixed rate, interest will accrue on a
     30/360 basis.

o    Generally, the Class A-1, A-2, A-3A, A-3B, A-4, A-5 and A-SB Certificates
     and the Class A-3FL Regular Interest will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate balance of the Class
     A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balances of the Class A-5 and Class A-SB Certificates have been reduced to zero. However, on any distribution date on which the certificate balances of the Class A-M Certificates through Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans will be distributed (without regard to loan group) to the Class A-1, A-2, A-3A, A-3B, A-4, A-5, A-1A and A-SB
     Certificates and the Class A-3FL Regular Interest on a pro rata basis.
     Principal will generally be distributed on each Distribution Date to the
     Class of Certificates outstanding with the earliest alphabetical and numerical class designation until its certificate balance is reduced to zero (except in three cases: (i) the Class A-SB Certificates are entitled to a certain priority with respect to being paid down to their planned principal balance as described in the free writing prospectus, (ii) the
     Class A-M Certificates will be entitled to principal distributions prior to the Class A-J Certificates and (iii) with respect to the Class A-3FL
     Regular Interest and the Class A-3A and Class A-3B Certificates, (a) prior to September 15, 2012, first to the Class A-3B Certificates from Loan Group
     1 (and Loan Group 2 after the Class A-1A Certificates have been reduced to zero) and then, pro rata to the Class A-3A Certificates and the Class A-3FL
     Regular Interest from Loan Group 1 (and Loan Group 2 after the Class A-1A
     Certificates have been reduced to zero) and (b) on and after September 15,
     2012 first, pro rata, to the Class A-3A Certificates and the Class A-3FL
     Regular Interest until reduced to zero and then to the Class A-3B
     Certificates, in each case, from Loan Group 1 (and Loan Group 2 after the
     Class A-1A Certificates have been retired). After the certificate balances of the Class A-1, A-2, A-3A, A-3B, A-4, A-5, A-1A and A-SB Certificates and
     the Class A-3FL Regular Interest have been reduced to zero, principal payments will be paid to the Class A-M Certificates until the certificate balance for such Class has been reduced to zero and then sequentially to the Class A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates,
     until the certificate balance for each such Class has been reduced to zero.
     The Class X-1 and Class X-2 Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.

                                     4 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o    Losses will be borne by the Classes (other than the Class A-3FL, X-1 and
     X-2 Certificates) in reverse sequential order, from the Class NR
     Certificates up to the Class A-J Certificates, then to the Class A-M
     Certificates, and then, pro rata, to the Class A-1, Class A-2, Class A-3A,
     Class A-3B, Class A-4, Class A-5, Class A-1A and Class A-SB Certificates
     and the Class A-3FL Regular Interest (without regard to loan group or the
     Class A-SB planned principal balance).

o    Yield Maintenance Charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the Offered Certificates
     (other than the Class A-3FL Certificates and the Class X Certificates) and
     the A-3FL Regular Interest and the Class E, F, G and H Certificates in the
     following manner: the holders of each class of Offered Certificates (other than the Class A-3FL Certificates and the Class X Certificates) and the
     A-3FL Regular Interest and the Class E, F, G, and H Certificates will receive (with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2, A-3A, A-3B, A-4, A-5, A-SB and A-1A Certificates and
     the Class A-3FL Regular Interest) on each Distribution Date an amount of
     Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1
     Certificates). Any Yield Maintenance Charges payable to the A-3FL Regular
     Interest will be paid to the Swap Counterparty.

  YM     Group Principal Paid to Class   (Pass-Through Rate on Class - Discount Rate)
Charge x ----------------------------- x ---------------------------------------------
           Group Total Principal Paid      (Mortgage Rate on Loan - Discount Rate)

o    Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 certificates.

o    The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any
     P&I Advance will be reduced in proportion to such adjustment.

                                     5 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                 COLLATERAL CHARACTERISTICS - ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

                         CUT-OFF DATE PRINCIPAL BALANCE

                                 NUMBER OF      PRINCIPAL      % OF    WA    WA UW
RANGE OF PRINCIPAL BALANCES        LOANS         BALANCE       IPB     LTV    DSCR
----------------------------------------------------------------------------------

$958,443 - $2,999,999                62        $126,191,811     3.2%  66.3%  1.43x
$3,000,000 - $3,999,999              27          95,013,521     2.4   65.0%  1.53x
$4,000,000 - $4,999,999              19          87,255,600     2.2   70.7%  1.33x
$5,000,000 - $6,999,999              39         230,906,512     5.9   71.0%  1.38x
$7,000,000 - $9,999,999              33         284,706,502     7.2   68.9%  1.39x
$10,000,000 - $14,999,999            34         411,856,163    10.5   71.0%  1.38x
$15,000,000 - $24,999,999            26         504,002,561    12.8   72.2%  1.33x
$25,000,000 - $49,999,999            14         489,236,177    12.4   69.0%  1.37x
$50,000,000 - $149,999,999           10         761,558,440    19.3   72.2%  1.37x
$150,000,000 - $240,000,000           5         949,704,871    24.1   74.4%  1.43x
----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             269      $3,940,432,158   100.0%  71.5%  1.39x
----------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:       $14,648,447
AVERAGE BALANCE PER PROPERTY:   $11,976,997
----------------------------------------------------------------------------------

                        RANGE OF MORTGAGE INTEREST RATES

RANGE OF                         NUMBER OF      PRINCIPAL      % OF    WA    WA UW
MORTGAGE INTEREST RATES            LOANS         BALANCE       IPB     LTV    DSCR
----------------------------------------------------------------------------------

4.8420% - 5.4999%                     21       $476,922,998    12.1%  70.0%  1.53x
5.5000% - 5.9999%                    117      1,758,255,925    44.6   70.9%  1.38x
6.0000% - 6.4999%                    115      1,540,367,715    39.1   72.7%  1.36x
6.5000% - 6.9600%                     16        164,885,521     4.2   71.8%  1.30x
----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              269     $3,940,432,158   100.0%  71.5%  1.39x
----------------------------------------------------------------------------------
WA INTEREST RATE:   5.9119%
----------------------------------------------------------------------------------

                    ORIGINAL TERM TO MATURITY/ARD IN MONTHS

RANGE OF ORIGINAL TERMS TO       NUMBER OF      PRINCIPAL      % OF    WA    WA UW
MATURITY/ARD                       LOANS         BALANCE       IPB     LTV    DSCR
----------------------------------------------------------------------------------

60                                   21        $247,351,353     6.3%  65.5%  1.67x
61 - 84                              13         243,482,641     6.2   69.1%  1.45x
85 - 120                            220       3,273,893,554    83.1   72.4%  1.36x
121 - 240                            15         175,704,610     4.5   66.0%  1.30x
----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             269      $3,940,432,158   100.0%  71.5%  1.39x
----------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:   112
----------------------------------------------------------------------------------

                           GEOGRAPHIC DISTRIBUTION(1)

                                  NUMBER OF      PRINCIPAL      % OF    WA     WA UW
GEOGRAPHIC LOCATION              PROPERTIES       BALANCE       IPB     LTV     DSCR
------------------------------------------------------------------------------------

CALIFORNIA                            48        $832,159,096    21.1%  70.4%   1.33X
   SOUTHERN CALIFORNIA                35         686,932,313    17.4   70.5%   1.33x
   NORTHERN CALIFORNIA                13         145,226,783     3.7   70.0%   1.32x
ILLINOIS                               8         317,140,653     8.0   76.3%   1.43x
MARYLAND                               8         200,408,658     5.1   73.4%   1.39x
TEXAS                                 31         188,426,383     4.8   67.0%   1.56x
FLORIDA                               14         183,279,924     4.7   71.4%   1.35x
OTHER                                265       2,590,723,752    65.7   71.1%   1.40x
------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              329      $3,940,432,158   100.0%  71.5%   1.39x
------------------------------------------------------------------------------------

              UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                 NUMBER OF      PRINCIPAL      % OF    WA    WA UW
RANGE OF UW DSCRs                  LOANS         BALANCE       IPB     LTV    DSCR
----------------------------------------------------------------------------------

1.09x - 1.19x                        26        $401,318,692    10.2%  74.1%  1.16x
1.20x - 1.29x                       112       1,339,799,483    34.0   74.3%  1.23x
1.30x - 1.39x                        53         659,143,331    16.7   71.7%  1.33x
1.40x - 1.49x                        23         528,520,227    13.4   73.9%  1.45x
1.50x - 1.69x                        25         752,398,581    19.1   67.9%  1.57x
1.70x - 1.99x                        12         129,985,809     3.3   62.4%  1.81x
2.00x - 2.99x                        16         126,166,035     3.2   54.4%  2.19x
3.00x - 4.31x                         2           3,100,000     0.1   29.3%  3.58x
----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             269      $3,940,432,158   100.0%  71.5%  1.39x
----------------------------------------------------------------------------------
WA UW DSCR:   1.39x
----------------------------------------------------------------------------------

                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS

RANGE OF REMAINING TERMS         NUMBER OF      PRINCIPAL      % OF    WA     WA UW
TO MATURITY                        LOANS         BALANCE       IPB     LTV    DSCR
-----------------------------------------------------------------------------------

55 - 60                              22        $262,851,353     6.7%  65.4%   1.66x
61 - 84                              12         227,982,641     5.8   69.5%   1.45x
85 - 120                            221       3,293,636,612    83.6   72.5%   1.37x
121 - 239                            14         155,961,552     4.0   64.3%   1.26x
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             269      $3,940,432,158   100.0%  71.5%   1.39x
-----------------------------------------------------------------------------------
WA REMAINING TERM:   114
-----------------------------------------------------------------------------------

                                       PROPERTY TYPE DISTRIBUTION(1)

                                                           NUMBER OF      PRINCIPAL      % OF    WA    WA UW
PROPERTY TYPE                    SUB PROPERTY TYPE        PROPERTIES       BALANCE       IPB     LTV    DSCR
------------------------------------------------------------------------------------------------------------

RETAIL                           Anchored                      56       1,137,624,581    28.9%  71.6%  1.43x
                                 Unanchored                    59         144,393,284     3.7   72.8%  1.24x
                                 Shadow Anchored                7          33,145,393     0.8   69.0%  1.29x
                                    SUBTOTAL:                 122      $1,315,163,259    33.4%  71.7%  1.41x
------------------------------------------------------------------------------------------------------------
OFFICE                           CBD                           16        $836,801,880    21.2%  74.2%  1.35x
                                 Suburban                      40         341,451,801     8.7   72.4%  1.32x
                                    SUBTOTAL:                  56      $1,178,253,681    29.9%  73.7%  1.34x
------------------------------------------------------------------------------------------------------------
INDUSTRIAL                       Flex                          13         111,963,398     2.8%  67.5%  1.26x
                                 Warehouse/Distribution         8          99,335,189     2.5   69.8%  1.24x
                                    SUBTOTAL:                  21        $211,298,586     5.4%  68.6%  1.25x
------------------------------------------------------------------------------------------------------------
MULTIFAMILY                      Garden                        44        $410,954,397    10.4%  70.2%  1.29x
                                 Mid/High Rise                  1          13,000,000     0.3   76.4%  1.22x
                                    SUBTOTAL:                  45        $423,954,397    10.8%  70.4%  1.28x
------------------------------------------------------------------------------------------------------------
HOTEL                            Full Service                  16         480,963,377    12.2%  68.3%  1.56x
                                 Limited Service               19         168,888,230     4.3   73.0%  1.47x
                                    SUBTOTAL:                  35        $649,851,607    16.5%  69.5%  1.53x
------------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING                                           25        $100,310,033     2.5%  69.9%  1.41x
------------------------------------------------------------------------------------------------------------
SELF-STORAGE                                                   25         $61,600,596     1.6%  67.4%  1.44x
------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                       329      $3,940,432,158   100.0%  71.5%  1.39x
------------------------------------------------------------------------------------------------------------

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                    6 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                 COLLATERAL CHARACTERISTICS - ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

                        ORIGINAL AMORTIZATION TERM IN MONTHS(1)

RANGE OF ORIGINAL AMORTIZATION   NUMBER OF                        % OF      WA    WA UW
TERMS                              LOANS     PRINCIPAL BALANCE     IPB     LTV     DSCR
---------------------------------------------------------------------------------------

240                                   9           $81,853,006      3.0%   58.6%   1.24x
241 - 300                            36           223,050,666      8.3    72.2%   1.44x
301 - 360                           196         2,379,444,606     88.6    72.3%   1.32x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             241        $2,684,348,278    100.0%   71.9%   1.33x
---------------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:   355
---------------------------------------------------------------------------------------

                         LTV RATIOS AS OF THE CUT-OFF DATE

                                 NUMBER OF                        % OF      WA    WA UW
RANGE OF CUT-OFF LTVs              LOANS     PRINCIPAL BALANCE     IPB     LTV     DSCR
---------------------------------------------------------------------------------------

23.9% - 50.0%                        14           $45,957,401      1.2%   40.4%   2.07x
50.1% - 60.0%                        35           415,306,217     10.5    57.6%   1.70x
60.1% - 65.0%                        29           280,770,110      7.1    62.6%   1.41x
65.1% - 70.0%                        43           628,491,653     15.9    68.9%   1.39x
70.1% - 75.0%                        55         1,100,230,360     27.9    72.8%   1.35x
75.1% - 80.0%                        87         1,364,019,281     34.6    78.0%   1.30x
80.1% - 83.5%                         6           105,657,137      2.7    81.3%   1.31x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             269        $3,940,432,158    100.0%   71.5%   1.39x
---------------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:   71.5%
---------------------------------------------------------------------------------------

                                  AMORTIZATION TYPES

                                 NUMBER OF                        % OF      WA    WA UW
AMORTIZATION TYPES                 LOANS     PRINCIPAL BALANCE     IPB     LTV     DSCR
---------------------------------------------------------------------------------------

BALLOON LOANS
   Partial Interest-Only(2)         119        $1,742,912,234     44.2%   72.6%   1.31x
   Interest-Only(3)                  28         1,256,083,880     31.9    70.7%   1.51x
   Balloon(4)                       115           867,186,571     22.0    71.5%   1.37x
SUBTOTAL:                           262        $3,866,182,685     98.1%   71.8%   1.39x
---------------------------------------------------------------------------------------
FULLY AMORTIZING                      7           $74,249,473      1.9%   58.0%   1.24x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             269        $3,940,432,158    100.0%   71.5%   1.39x
---------------------------------------------------------------------------------------

                             PARTIAL INTEREST-ONLY PERIODS

                                 NUMBER OF                        % OF      WA    WA UW
PARTIAL INTEREST-ONLY PERIODS      LOANS     PRINCIPAL BALANCE     IPB     LTV     DSCR
---------------------------------------------------------------------------------------

12                                   12          $190,425,000      4.8%   71.3%   1.49x
13 - 24                              52           579,900,155     14.7    69.4%   1.38x
25 - 36                              30           360,008,400      9.1    74.1%   1.26x
37 - 48                               9           172,340,000      4.4    73.9%   1.22x
49 - 84                              16           440,238,679     11.2    75.9%   1.20x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             119        $1,742,912,234     44.2%   72.6%   1.31x
---------------------------------------------------------------------------------------

                       REMAINING AMORTIZATION TERM IN MONTHS(1)

RANGE OF REMAINING               NUMBER OF                        % OF      WA    WA UW
AMORTIZATION TERMS                 LOANS     PRINCIPAL BALANCE     IPB     LTV     DSCR
---------------------------------------------------------------------------------------

162 - 240                             9           $81,853,006      3.0%   58.6%   1.24x
241 - 300                            36           223,050,666      8.3    72.2%   1.44x
301 - 360                           196         2,379,444,606     88.6    72.3%   1.32x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             241        $2,684,348,278    100.0%   71.9%   1.33x
---------------------------------------------------------------------------------------
WA REMAINING AMORT TERM:   354
---------------------------------------------------------------------------------------

                         LTV RATIOS AS OF THE MATURITY/ARD DATE

                                 NUMBER OF                        % OF      WA    WA UW
RANGE OF MATURITY LTVs             LOANS     PRINCIPAL BALANCE     IPB     LTV     DSCR
---------------------------------------------------------------------------------------

23.9% - 30.0%                         3            $8,190,000     0.2%    30.1%   2.78x
30.1% - 50.0%                        24           104,363,744     2.7     52.5%   1.66x
50.1% - 60.0%                        83           740,632,351    19.2     63.4%   1.52x
60.1% - 70.0%                       108         1,546,023,197    40.0     72.4%   1.37x
70.1% - 78.1%                        44         1,466,973,393    37.9     77.0%   1.31x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             262        $3,866,182,685    100.0%   71.8%   1.39x
---------------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY/ARD DATE:   66.2%
---------------------------------------------------------------------------------------

                                 YEAR BUILT/RENOVATED(5)

                                  NUMBER OF                        % OF      WA    WA UW
YEAR BUILT/RENOVATED             PROPERTIES   PRINCIPAL BALANCE     IPB     LTV     DSCR
----------------------------------------------------------------------------------------

1950 - 1959                            5           $10,324,769      0.3%   71.7%   1.28x
1960 - 1969                            3            15,030,092      0.4    69.5%   1.38x
1970 - 1979                           20            75,638,429      1.9    63.7%   1.42x
1980 - 1989                           52           526,225,648     13.4    71.8%   1.29x
1990 - 1999                           63         1,081,887,465     27.5    70.9%   1.43x
2000 - 2006                          186         2,231,325,756     56.6    72.0%   1.39x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              329        $3,940,432,158    100.0%   71.5%   1.39x
----------------------------------------------------------------------------------------

                                  PREPAYMENT PROTECTION

                                 NUMBER OF                        % OF      WA    WA UW
PREPAYMENT PROTECTION              LOANS     PRINCIPAL BALANCE     IPB     LTV     DSCR
---------------------------------------------------------------------------------------

DEFEASANCE                          228        $3,605,471,994     91.5%   72.2%   1.36x
YIELD MAINTENANCE                    38           267,910,164      6.8    63.6%   1.72x
DEFEASANCE/PREPAY PENALTY             2            61,550,000      1.7    66.0%   1.65x
YIELD MAINTENANCE/DEFEASANCE          1             5,500,000      0.1    79.7%   1.23x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             267        $3,940,432,158    100.0%   71.5%   1.39x
---------------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for the entire term.

(2)  Includes one partial interest-only ARD loan representing 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(3)  Includes two interest-only ARD loans representing 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(4)  Excludes the mortgage loans that pay interest-only for a portion of their term.

(5)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

                                    7 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                    COLLATERAL CHARACTERISTICS - LOAN GROUP 1
--------------------------------------------------------------------------------

                          CUT-OFF DATE PRINCIPAL BALANCE

                                 NUMBER OF      PRINCIPAL      % OF     WA   WA UW
RANGE OF PRINCIPAL BALANCES        LOANS         BALANCE        IPB    LTV    DSCR
----------------------------------------------------------------------------------

$958,443 - $2,999,999                47         $94,122,191     2.6%  66.6%  1.43x
$3,000,000 - $3,999,999              22          76,890,182     2.1   65.7%  1.52x
$4,000,000 - $4,999,999              15          68,894,218     1.9   69.8%  1.34x
$5,000,000 - $6,999,999              31         182,740,913     5.1   69.4%  1.42x
$7,000,000 - $9,999,999              26         221,828,778     6.2   68.4%  1.41x
$10,000,000 - $14,999,999            31         374,481,163    10.4   70.9%  1.39x
$15,000,000 - $24,999,999            24         467,652,561    13.0   72.7%  1.34x
$25,000,000 - $49,999,999            13         442,736,177    12.3   68.5%  1.39x
$50,000,000 - $149,999,999            9         709,661,880    19.8   71.8%  1.38x
$150,000,000 - $240,000,000           5         949,704,871    26.5   74.4%  1.43x
----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             223      $3,588,712,933   100.0%  71.5%  1.40x
----------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:       $16,092,883
AVERAGE BALANCE PER PROPERTY:   $13,002,583
----------------------------------------------------------------------------------

                         RANGE OF MORTGAGE INTEREST RATES

RANGE OF MORTGAGE INTEREST       NUMBER OF      PRINCIPAL      % OF     WA   WA UW
RATES                              LOANS         BALANCE        IPB    LTV    DSCR
----------------------------------------------------------------------------------

4.8420% - 5.4999%                    18        $466,512,268    13.0%  70.4%  1.52x
5.5000% - 5.9999%                    98       1,557,397,551    43.4   70.5%  1.39x
6.0000% - 6.4999%                    92       1,401,616,491    39.1   72.8%  1.37x
6.5000% - 6.9600%                    15         163,186,623     4.5   71.8%  1.30x
----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             223      $3,588,712,933   100.0%  71.5%  1.40x
----------------------------------------------------------------------------------
WA INTEREST RATE:  5.9105%
----------------------------------------------------------------------------------

                      ORIGINAL TERM TO MATURITY/ARD IN MONTHS

RANGE OF ORIGINAL TERMS TO       NUMBER OF      PRINCIPAL      % OF     WA   WA UW
MATURITY/ARD                       LOANS         BALANCE        IPB    LTV    DSCR
----------------------------------------------------------------------------------

60                                   21        $247,351,353     6.9%  65.5%  1.67x
61 - 84                              13         243,482,641     6.8   69.1%  1.45x
85 - 120                            176       2,926,855,852    81.6   72.4%  1.38x
121 - 240                            13         171,023,087     4.8   66.6%  1.29x
----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             223      $3,588,712,933   100.0%  71.5%  1.40x
----------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:   113
----------------------------------------------------------------------------------

                              GEOGRAPHIC DISTRIBUTION(1)

                                  NUMBER OF      PRINCIPAL      % OF     WA   WA UW
GEOGRAPHIC LOCATION              PROPERTIES       BALANCE        IPB    LTV    DSCR
-----------------------------------------------------------------------------------

CALIFORNIA                            42        $801,786,733    22.3%  70.5%  1.32x
   SOUTHERN CALIFORNIA                31         673,249,950    18.8   70.5%  1.33x
   NORTHERN CALIFORNIA                11         128,536,783     3.6   70.5%  1.30x
ILLINOIS                               7         312,150,000     8.7   76.5%  1.43x
MARYLAND                               8         200,408,658     5.6   73.4%  1.39x
OTHER                                219       2,274,367,542    63.4   70.9%  1.42x
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              276      $3,588,712,933   100.0%  71.5%  1.40x
-----------------------------------------------------------------------------------

                UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                 NUMBER OF      PRINCIPAL      % OF     WA   WA UW
RANGE OF UW DSCRs                  LOANS         BALANCE        IPB    LTV    DSCR
----------------------------------------------------------------------------------

1.19x                                22        $343,903,692     9.6%  74.6%  1.16x
1.20x - 1.29x                        88       1,116,014,775    31.1   74.3%  1.23x
1.30x - 1.39x                        42         614,931,494    17.1   71.7%  1.33x
1.40x - 1.69x                        43       1,260,551,127    35.1   70.6%  1.52x
1.70x - 1.99x                        12         129,985,809     3.6   62.4%  1.81x
2.00x - 4.31x                        16         123,326,035     3.4   54.8%  2.21x
----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             223      $3,588,712,933   100.0%  71.5%  1.40x
----------------------------------------------------------------------------------
WA UW DSCR:   1.40x
----------------------------------------------------------------------------------

                   REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS

RANGE OF REMAINING TERMS         NUMBER OF      PRINCIPAL      % OF     WA   WA UW
TO MATURITY                        LOANS         BALANCE        IPB    LTV    DSCR
----------------------------------------------------------------------------------

55 - 60                              22        $262,851,353     7.3%  65.4%  1.66x
61 - 84                              12         227,982,641     6.4   69.5%  1.45x
85 - 120                            177       2,946,598,910    82.1   72.5%  1.38x
121 - 239                            12         151,280,029     4.2   64.9%  1.25x
----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             223      $3,588,712,933   100.0%  71.5%  1.40x
----------------------------------------------------------------------------------
WA REMAINING TERM:   113
----------------------------------------------------------------------------------

                                         PROPERTY TYPE DISTRIBUTION(1)

                                                           NUMBER OF      PRINCIPAL      % OF     WA   WA UW
PROPERTY TYPE                    SUB PROPERTY TYPE        PROPERTIES       BALANCE        IPB    LTV    DSCR
------------------------------------------------------------------------------------------------------------

RETAIL                           Anchored                      56      $1,137,624,581    31.7%  71.6%  1.43x
                                 Unanchored                    59         144,393,284     4.0   72.8%  1.24x
                                 Shadow Anchored                7          33,145,393     0.9   69.0%  1.29x
                                    SUBTOTAL:                 122      $1,315,163,259    36.6%  71.7%  1.41x
------------------------------------------------------------------------------------------------------------
OFFICE                           CBD                           16        $836,801,880    23.3%  74.2%  1.35x
                                 Suburban                      40         341,451,801     9.8   72.4%  1.32x
                                    SUBTOTAL:                  56      $1,178,253,681    32.8%  73.7%  1.34x
------------------------------------------------------------------------------------------------------------
INDUSTRIAL                       Flex                          13        $111,963,398     3.2%  67.5%  1.26x
                                 Warehouse/Distribution         8          99,335,189     2.7   69.8%  1.24x
                                    SUBTOTAL:                  21        $211,298,586     5.9%  68.6%  1.25x
------------------------------------------------------------------------------------------------------------
HOTEL                            Full Service                  16        $480,963,377    13.4%  68.3%  1.56x
                                 Limited Service               19         168,888,230     4.7   73.0%  1.47x
                                    SUBTOTAL:                  35        $649,851,607    18.1%  69.5%  1.53x
------------------------------------------------------------------------------------------------------------
MULTIFAMILY                      Garden                         8        $130,020,533     3.6%  65.4%  1.40x
------------------------------------------------------------------------------------------------------------
SELF-STORAGE                                                   25         $61,600,596     1.7%  67.4%  1.44x
------------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING                                            9         $42,524,672     1.2%  71.4%  1.40x
------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                       276      $3,588,712,933   100.0%  71.5%  1.40x
------------------------------------------------------------------------------------------------------------

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                    8 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                    COLLATERAL CHARACTERISTICS - LOAN GROUP 1
--------------------------------------------------------------------------------

                          ORIGINAL AMORTIZATION TERM IN MONTHS(1)

RANGE OF ORIGINAL AMORTIZATION                                          % OF    WA    WA UW
TERMS                            NUMBER OF LOANS   PRINCIPAL BALANCE    IPB     LTV    DSCR
-------------------------------------------------------------------------------------------

240                                      5              $69,567,950      3.0%  58.7%  1.21x
241 - 300                               33              215,578,718      9.2   72.3%  1.44x
301 - 360                              158            2,057,232,384     87.8   72.2%  1.33x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                196           $2,342,379,053    100.0%  71.8%  1.34x
-------------------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:   354
-------------------------------------------------------------------------------------------

                              LTV RATIOS AS OF THE CUT-OFF DATE

                                                                        % OF    WA    WA UW
RANGE OF CUT-OFF LTVs            NUMBER OF LOANS   PRINCIPAL BALANCE    IPB     LTV    DSCR
-------------------------------------------------------------------------------------------

23.9% - 50.0%                           11              $38,130,184      1.1%  41.6%  2.05x
50.1% - 60.0%                           31              391,389,495     10.9   57.7%  1.72x
60.1% - 65.0%                           23              239,432,332      6.7   62.5%  1.44x
65.1% - 70.0%                           38              607,235,875     16.9   68.9%  1.39x
70.1% - 75.0%                           48            1,015,062,436     28.3   72.8%  1.36x
75.1% - 83.5%                           72            1,297,462,611     36.2   78.3%  1.31x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                223           $3,588,712,933    100.0%  71.5%  1.40x
-------------------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:   71.5%
-------------------------------------------------------------------------------------------

                                      AMORTIZATION TYPES

                                                                        % OF    WA    WA UW
AMORTIZATION TYPES               NUMBER OF LOANS   PRINCIPAL BALANCE    IPB     LTV    DSCR
-------------------------------------------------------------------------------------------

BALLOON LOANS
   Partial Interest-Only(2)             97           $1,536,352,234     42.8%  72.9%  1.32x
   Interest-Only(3)                     94              736,458,869     20.9   70.8%  1.39x
   Balloon(4)                           27            1,246,333,880     35.4   70.8%  1.51x
SUBTOTAL:                              218            3,519,144,983      1.0    0.0%  0.00x
-------------------------------------------------------------------------------------------
FULLY AMORTIZING                         5              $69,567,950      1.9%  58.7%  1.21x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                223           $3,588,712,933    100.0%  71.5%  1.40x
-------------------------------------------------------------------------------------------

                                PARTIAL INTEREST-ONLY PERIODS

                                                                        % OF    WA    WA UW
PARTIAL INTEREST-ONLY PERIODS    NUMBER OF LOANS   PRINCIPAL BALANCE    IPB     LTV    DSCR
-------------------------------------------------------------------------------------------

12                                      12             $190,425,000      5.3%  71.3%  1.49x
13 - 24                                 39             $496,425,155     13.8   69.3%  1.39x
25 - 36                                 25              319,523,400      8.9   74.7%  1.27x
37 - 48                                  7              145,240,000      4.0   74.1%  1.23x
49 - 72                                 14              384,738,679     10.7   76.4%  1.20x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 97           $1,536,352,234     42.8%  72.9%  1.32x
-------------------------------------------------------------------------------------------

                           REMAINING AMORTIZATION TERM IN MONTHS(1)

RANGE OF REMAINING               NUMBER OF                                   WA    WA UW
AMORTIZATION TERMS                 LOANS     PRINCIPAL BALANCE   % OF IPB    LTV    DSCR
----------------------------------------------------------------------------------------

162 - 240                             5           $69,567,950       3.0%    58.7%  1.21x
241 - 300                            33           215,578,718       9.2     72.3%  1.44x
301 - 360                           158         2,057,232,384      87.8     72.2%  1.33x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             196        $2,342,379,053     100.0%    71.8%  1.34x
----------------------------------------------------------------------------------------
WA REMAINING AMORT TERM:   354
----------------------------------------------------------------------------------------

                            LTV RATIOS AS OF THE MATURITY/ARD DATE

                                 NUMBER OF                                   WA    WA UW
RANGE OF MATURITY LTVs             LOANS     PRINCIPAL BALANCE   % OF IPB    LTV    DSCR
----------------------------------------------------------------------------------------

23.9% - 50.0%                        22           $96,137,795       2.7%    50.6%  1.74x
50.1% - 60.0%                        73           683,936,308      19.4     63.5%  1.54x
60.1% - 70.0%                        84         1,347,932,487      38.3     71.9%  1.39x
70.1% - 78.1%                        39         1,391,138,393      39.5     77.0%  1.31x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             218        $3,519,144,983     100.0%    71.7%  1.40x
----------------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY/ARD DATE:   66.5%
----------------------------------------------------------------------------------------

                                  YEAR BUILT/RENOVATED(5)

                                                                             % OF     WA   WA UW
YEAR BUILT/RENOVATED             NUMBER OF PROPERTIES   PRINCIPAL BALANCE    IPB     LTV   DSCR
------------------------------------------------------------------------------------------------

1950 - 1959                                 3                 $6,830,769      0.2%  72.2%  1.26x
1960 - 1969                                 1                  3,725,000      0.0   64.1%  1.69x
1970 - 1979                                11                 46,039,219      1.3   62.2%  1.45x
1980 - 1989                                40                386,184,831     10.8   71.0%  1.30x
1990 - 1999                                56              1,051,580,056     29.3   71.0%  1.43x
2000 - 2006                               165              2,094,353,057     58.4   72.0%  1.40x
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   276             $3,588,712,933    100.0%  71.5%  1.40x
------------------------------------------------------------------------------------------------

                              PREPAYMENT PROTECTION

                                 NUMBER OF                                   WA    WA UW
PREPAYMENT PROTECTION              LOANS     PRINCIPAL BALANCE   % of IPB    LTV    DSCR
----------------------------------------------------------------------------------------

DEFEASANCE                          187        $3,286,487,207      91.6%    72.2%  1.37x
YIELD MAINTENANCE                    33           235,175,726       6.6     62.3%  1.78x
DEFEASANCE/PREPAY PENALTY             2            61,550,000       1.7     66.0%  1.65x
YIELD MAINTENANCE/DEFEASANCE          1             5,500,000       0.2     79.7%  1.23x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             221        $3,588,712,933     100.0%    71.5%  1.40x
----------------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for the entire term.

(2)  Includes one partial interest-only ARD loan representing 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(3)  Includes two interest-only ARD loans representing 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(4)  Excludes the mortgage loans that pay interest-only for a portion of their term.

(5)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

                                    9 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                    COLLATERAL CHARACTERISTICS - LOAN GROUP 2
--------------------------------------------------------------------------------

                         CUT-OFF DATE PRINCIPAL BALANCE

                                 NUMBER OF     PRINCIPAL     % OF    WA    WA UW
RANGE OF PRINCIPAL BALANCES        LOANS        BALANCE       IPB    LTV    DSCR
--------------------------------------------------------------------------------
$1,300,000 - $2,999,999              15       $32,069,619     9.1%  65.1%  1.44x
$3,000,000 - $3,999,999               5        18,123,340     5.2   62.3%  1.56x
$4,000,000 - $4,999,999               4        18,361,383     5.2   73.8%  1.27x
$5,000,000 - $6,999,999               8        48,165,599    13.7   77.2%  1.24x
$7,000,000 - $9,999,999               7        62,877,724    17.9   70.8%  1.30x
$10,000,000 - $14,999,999             3        37,375,000    10.6   72.3%  1.19x
$15,000,000 - $24,999,999             2        36,350,000    10.3   66.6%  1.16x
$25,000,000 - $51,896,561             2        98,396,561    28.0   75.6%  1.21x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              46      $351,719,225   100.0%  71.9%  1.26x
--------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:       $7,646,070
AVERAGE BALANCE PER PROPERTY:   $6,636,212
--------------------------------------------------------------------------------

                        RANGE OF MORTGAGE INTEREST RATES

RANGE OF MORTGAGE INTEREST       NUMBER OF     PRINCIPAL     % OF    WA    WA UW
RATES                              LOANS        BALANCE       IPB    LTV    DSCR
--------------------------------------------------------------------------------
5.3300% - 5.4999%                     3       $10,410,730     3.0%  52.0%  1.94x
5.5000% - 5.9999%                    19       200,858,374    57.1   73.5%  1.26x
6.0000% - 6.8800%                    24       140,450,122    39.9   71.2%  1.23x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              46      $351,719,225   100.0%  71.9%  1.26x
--------------------------------------------------------------------------------
WA INTEREST RATE:   5.9264%
--------------------------------------------------------------------------------

                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS

RANGE OF ORIGINAL TERMS TO       NUMBER OF     PRINCIPAL     % OF    WA    WA UW
MATURITY/ARD                       LOANS        BALANCE       IPB    LTV    DSCR
--------------------------------------------------------------------------------
113 - 120                            44      $347,037,702    98.7%   5.9%  1.26x
121 - 240                             2         4,681,523     1.3   46.7%  1.56x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              46      $351,719,225   100.0%  71.9%  1.26x
--------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:   106
--------------------------------------------------------------------------------

                           GEOGRAPHIC DISTRIBUTION(1)

                                  NUMBER OF    PRINCIPAL     % OF    WA    WA UW
GEOGRAPHIC LOCATION              PROPERTIES     BALANCE       IPB    LTV    DSCR
--------------------------------------------------------------------------------
OKLAHOMA                              7       $68,874,285    19.6%  77.8%  1.23x
MICHIGAN                              1        46,500,000    13.2   73.8%  1.21x
ARIZONA                               8        44,519,000    12.7   71.7%  1.24x
CALIFORNIA                            6        30,372,362     8.6   67.6%  1.49x
NORTH CAROLINA                        4        32,820,730     9.3   73.9%  1.19x
TEXAS                                 6        23,425,823     6.7   68.0%  1.33x
OTHER                                18        68,563,791    19.5   68.9%  1.31x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              50      $351,719,225   100.0%  71.9%  1.26x
--------------------------------------------------------------------------------

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                 NUMBER OF     PRINCIPAL     % OF    WA    WA UW
RANGE OF UW DSCRs                  LOANS        BALANCE       IPB    LTV    DSCR
--------------------------------------------------------------------------------
1.19x                                 4       $57,415,000    16.3%  71.2%  1.16x
1.20x - 1.29x                        24       223,784,708    63.6   74.3%  1.22x
1.30x - 1.39x                        11        44,211,837    12.6   72.1%  1.35x
1.40x - 1.99x                         5        20,367,681     5.8   58.9%  1.50x
2.00x - 2.76x                         2         5,940,000     1.7   33.0%  2.44x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              46      $351,719,225   100.0%  71.9%  1.26x
--------------------------------------------------------------------------------
WA UW DSCR:   1.26x
--------------------------------------------------------------------------------

                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS

RANGE OF REMAINING TERMS TO      NUMBER OF     PRINCIPAL     % OF    WA    WA UW
MATURITY                           LOANS        BALANCE       IPB    LTV    DSCR
--------------------------------------------------------------------------------
112 - 120                             44      347,037,702    98.7%  72.3%  1.26x
121 - 239                              2        4,681,523     1.3   46.7%  1.56x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               46     $351,719,225   100.0%  71.9%  1.26x
--------------------------------------------------------------------------------
WA REMAINING TERM:   120
--------------------------------------------------------------------------------

                          PROPERTY TYPE DISTRIBUTION(1)

                                  SUB PROPERTY    NUMBER OF     PRINCIPAL     % OF     WA   WA UW
PROPERTY TYPE                         TYPE       PROPERTIES      BALANCE       IPB    LTV    DSCR
-------------------------------------------------------------------------------------------------

Multifamily                      Garden              36       $280,933,864    79.9%  72.4%  1.24x
                                 Mid/High Rise        1         13,000,000     3.7   76.4%  1.22x
                                    SUBTOTAL:        37       $293,933,864    83.6%  72.6%  1.23x
-------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING                                 16         57,785,361    16.4   68.8%  1.41x
-------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                              53       $351,719,225   100.0%  71.9%  1.26x
-------------------------------------------------------------------------------------------------

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                    10 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                    COLLATERAL CHARACTERISTICS - LOAN GROUP 2
--------------------------------------------------------------------------------

                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

                                 NUMBER OF     PRINCIPAL     % OF     WA   WA UW
ORIGINAL AMORTIZATION TERM         LOANS        BALANCE       IPB    LTV    DSCR
--------------------------------------------------------------------------------
180 - 240                             4       $12,285,056     3.6%  58.0%  1.40x
241 - 300                             3        $7,471,948     2.2   70.2%  1.35x
301 - 360                            38       322,212,221    94.2   72.6%  1.25x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              45      $341,969,225   100.0%  72.1%  1.26x
--------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:   359
--------------------------------------------------------------------------------

                        LTV RATIOS AS OF THE CUT-OFF DATE

                                 NUMBER OF     PRINCIPAL     % OF     WA   WA UW
CUT-OFF LTV                        LOANS        BALANCE       IPB    LTV    DSCR
--------------------------------------------------------------------------------
32.2% - 50.0%                         3        $7,827,216     2.2%  34.6%  2.20x
50.1% - 75.0%                        22       171,678,202    48.8   67.6%  1.25x
75.1% - 82.0%                        21       172,213,807    49.0   78.0%  1.23x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              46      $351,719,225   100.0%  71.9%  1.26x
--------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:   71.9%
--------------------------------------------------------------------------------

                               AMORTIZATION TYPES

                                 NUMBER OF     PRINCIPAL     % OF     WA   WA UW
AMORTIZED TYPES                    LOANS        BALANCE       IPB    LTV    DSCR
--------------------------------------------------------------------------------
BALLOON LOANS
   Partial Interest-Only             22      $206,560,000    58.7%  70.7%  1.25x
   Interest-Only                     21       130,727,703    37.2   75.1%  1.26x
   Balloon(2)                         1         9,750,000     2.8   68.2%  1.38x
SUBTOTAL                             44      $347,037,703    98.7%  72.3%  1.26x
--------------------------------------------------------------------------------
FULLY AMORTIZING                      2        $4,681,523     1.3%  46.7%  1.56x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              46      $351,719,225   100.0%  71.9%  1.26x
--------------------------------------------------------------------------------

                          PARTIAL INTEREST-ONLY PERIODS

                                 NUMBER OF     PRINCIPAL     % OF     WA   WA UW
PARTIAL INTEREST-ONLY PERIODS      LOANS        BALANCE       IPB    LTV    DSCR
-------------------------------------------------------------------------------
24 - 36                              18      $123,960,000    35.2%  69.5%  1.29x
37 - 84                               4        82,600,000    23.5   72.5%  1.19x
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              22      $206,560,000    58.7%  70.7%  1.25x
-------------------------------------------------------------------------------

                    REMAINING AMORTIZATION TERM IN MONTHS(1)

                                 NUMBER OF     PRINCIPAL     % OF     WA   WA UW
REMAINING AMORTIZATION TERM        LOANS        BALANCE       IPB    LTV    DSCR
--------------------------------------------------------------------------------
178 - 330                             7       $19,757,004     5.8%  62.6%  1.38x
331 - 360                            38       322,212,221    94.2   72.6%  1.25x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              45      $341,969,225   100.0%  72.1%  1.26x
--------------------------------------------------------------------------------
WA REMAINING AMORT TERM:   359
--------------------------------------------------------------------------------

                     LTV RATIOS AS OF THE MATURITY/ARD DATE

                                 NUMBER OF     PRINCIPAL     % OF    WA    WA UW
MATURITY LTV                       LOANS        BALANCE       IPB    LTV    DSCR
--------------------------------------------------------------------------------
28.1% - 50.0%                         5       $16,415,949     4.7%  52.1%  1.72x
50.1% - 60.0%                        10        56,696,044    16.3   61.9%  1.27x
60.1% - 70.0%                        24       198,090,710    57.1   75.4%  1.24x
70.1% - 73.9%                         5        75,835,000    21.9   76.3%  1.21x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              44      $347,037,703   100.0%  72.3%  1.26x
--------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY/ARD DATE:   64.0%
--------------------------------------------------------------------------------

                             YEAR BUILT/RENOVATED(3)

                                 NUMBER OF     PRINCIPAL     % OF    WA    WA UW
YEAR BUILT/RENOVATED            PROPERTIES      BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
1950 - 1959                          2         $3,494,000     1.0%  70.6%  1.30x
1960 - 1969                          2         11,305,092     3.2   71.3%  1.28x
1970 - 1979                          9         29,599,210     8.4   66.0%  1.38x
1980 - 1989                         12        140,040,816    39.8   73.8%  1.25x
1990 - 1999                          7         30,307,409     8.6   67.5%  1.29x
2000 - 2006                         21        136,972,699    38.9   72.4%  1.24x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             53       $351,719,225   100.0%  71.9%  1.26x
--------------------------------------------------------------------------------

                              PREPAYMENT PROTECTION

                                 NUMBER OF     PRINCIPAL     % OF    WA    WA UW
PREPAYMENT PROTECTION              LOANS        BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
DEFEASANCE                           41      $318,984,787    90.7%  71.8%  1.27x
YIELD MAINTENANCE                     5        32,734,439     9.3   73.2%  1.22x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              46      $351,719,225   100.0%  71.9%  1.26x
--------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for the entire term.

(2)  Excludes the mortgage loans that pay interest-only for a portion of their term.

(3)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

                                    11 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                           TOP FIFTEEN MORTGAGE LOANS
--------------------------------------------------------------------------------

LOAN ID      LOAN                                                              NUMBER OF    LOAN   CUT-OFF DATE   % OF
   #      SELLER(1)              LOAN NAME                  CITY, STATE       PROPERTIES   GROUP      BALANCE      IPB
-----------------------------------------------------------------------------------------------------------------------

    1     JPMCB       Westfield Centro Portfolio       Various, Various            5         1     $240,000,000    6.1%
    2     JPMCB       One & Two Prudential Plaza       Chicago, IL                 2         1     $205,000,000    5.2%
    3     Capmark     Bella Terra Retail               Huntington Beach, CA        1         1     $188,000,000    4.8%
    4     EHY         1875 Pennsylvania Avenue         Washington, DC              1         1     $165,000,000    4.2%
    5     NCCI        JQH Hotel Portfolio              Various, Various            6         1     $151,704,871    3.8%
-----------------------------------------------------------------------------------------------------------------------
    6     EHY         Centre at Salisbury              Salisbury, MD               1         1     $115,000,000    2.9%
    7     Capmark     Hyatt - Huntington Beach         Huntington Beach, CA        1         1     $115,000,000    2.9%
    8     EHY         Four Penn Center                 Philadelphia, PA            1         1      $81,750,000    2.1%
    9     NCCI        The Gardens on El Paseo          Palm Desert, CA             1         1      $81,480,000    2.1%
   10     Capmark     PennCom Plaza                    New York, NY                1         1      $79,750,000    2.0%
-----------------------------------------------------------------------------------------------------------------------
   11     LaSalle     411 East Wisconsin               Milwaukee, WI               1         1      $72,000,000    1.8%
   12     Capmark     Wilshire Bundy Office Building   Los Angeles, CA             1         1      $59,911,880    1.5%
   13     LaSalle     Shoreview Corporate Center       Shoreview, MN               1         1      $54,770,000    1.4%
   14     Capmark     Oklahoma City Portfolio          Various, OK                 5         2      $51,896,561    1.3%
   15     LaSalle     Powers Ferry Landing East        Atlanta, GA                 1         1      $50,000,000    1.3%
-----------------------------------------------------------------------------------------------------------------------

LOAN ID   SF / UNITS /     UW     CUT-OFF     PROPERTY
   #          ROOMS       DSCR   LTV RATIO      TYPE
--------------------------------------------------------

    1       2,364,136    1.56x     70.0%        Retail
    2       2,196,342    1.47x     78.1%        Office
    3         663,923    1.20x     79.2%        Retail
    4         283,792    1.30x     73.0%        Office
    5           1,431    1.59x     72.0%        Hotel
--------------------------------------------------------
    6         730,843    1.47x     76.4%        Retail
    7             517    1.59x     59.0%        Hotel
    8         522,600    1.38x     75.7%        Office
    9         200,023    1.18x     76.9%        Retail
   10         423,000    1.50x     70.8%        Office
--------------------------------------------------------
   11         654,948    1.31x     73.3%        Office
   12         289,873    1.20x     69.5%        Office
   13         552,927    1.27x     75.0%        Office
   14           1,658    1.21x     77.2%     Multifamily
   15         393,533    1.21x     74.7%        Office
--------------------------------------------------------

                                 CUT-OFF DATE    % OF     UW     CUT-OFF
                                    BALANCE       IPB    DSCR   LTV RATIO
-------------------------------------------------------------------------
Top 5 Total/Weighted Average      $949,704,871   24.1%   1.37x    74.4%
Top 10 Total/Weighted Average   $1,422,684,871   36.1%   1.39x    73.3%
Top 15 Total/Weighted Average   $1,711,263,311   43.4%   1.37x    73.4%
-------------------------------------------------------------------------

(1)  "JPMCB" = JPMorgan Chase Bank, N.A.; "Capmark" = Capmark Finance Inc.;
     "EHY" = Eurohypo AG, New York Branch; "NCCI" = Nomura Credit & Capital,
     Inc.; '"LaSalle" = LaSalle Bank, National Association

                                    12 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.